UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 10, 2013 (December 10, 2013)

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ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Atwater Drive, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (484) 216-0000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2013, the Registrant announced that Joseph C. Scodari will retire as a director of the Registrant's Board of Directors (the Board), effective December 31, 2013.
Also on December 10, 2013, the Registrant appointed Arthur J. Higgins as a director of the Board, effective immediately. Mr. Higgins will be a member of the Registrant's Compensation Committee and Transactions Committee. He is currently a Senior Advisor to Blackstone Healthcare Partners, the dedicated healthcare team of The Blackstone Group, where he focuses on product-based healthcare acquisitions. Mr. Higgins was Chairman of the Board of Management of Bayer HealthCare AG, and Chairman of the Bayer HealthCare Executive Committee. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and CEO of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to joining Enzon Pharmaceuticals, Mr. Higgins spent 14 years with Abbott Laboratories, including serving as President of the Pharmaceutical Products Division from 1998 to 2001. Mr. Higgins currently serves on the Boards of Ecolab, Inc. Resverlogix Corp. and Zimmer Holdings, Inc. He is a past member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and President of the European Federation of Pharmaceutical Industries and Associations (EFPIA).
Mr. Higgins' will be compensated pursuant to the Registrant's standard non-employee director compensation policy in effect from time to time. Pursuant to the Registrant's current standard policy regarding non-employee director compensation, a director is entitled to receive the following compensation (1) an annual cash retainer of $60,000, (2) stock-based awards valued at $200,000, consisting of 100% of restricted stock units to be awarded annually under the Endo Health Solutions Inc. 2010 Stock Incentive Plan in March of each year, (3) a per-meeting fee of $2,250 for each board meeting attended and (4) a per-meeting fee of $1,500 for attending each committee meeting on which Mr. Higgins serves.
In connection with his appointment, on December 10, 2013, Mr. Higgins was granted a stock-based award equal in value to $66,666 under the Registrant's 2010 Stock Incentive Plan, all of which was granted in the form of restricted stock units. The restricted stock units vest 100% on December 10, 2014.
There are no arrangements or understandings pursuant to which Mr. Higgins was selected as a director of the Registrant. Mr. Higgins does not have any relationship or related transaction with the Registrant that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated December 10, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: December 10, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of the Registrant dated December 10, 2013